Exhibit 3.151
F050823000328
CERTIFICATE OF AMENDMENT
OF
THE CERTIFICATE OF INCORPORATION OF
GILLETTE GLOBAL NETWORK, INC.
Under Section 805 of the Business Corporation Law

     FIRST: The name of the corporation is Gillette Global Network, Inc. (the “Corporation”).
     SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State on November 1, 1994. The name under which the corporation was formed was GCI Communications, Inc.
     THIRD: The amendment effected by this Certificate of Amendment is as follows;
     Paragraph 1 of the Certificate of Incorporation relating to the corporate name is hereby amended to read in its entirety as follows:
     “The name of the corporation is Eureka Telecom, Inc.”
     FOURTH: The Certificate of Amendment was authorized by the vote of the Board of Directors of the Corporation followed by the written consent of the sole shareholder of all outstanding shares of the Corporation.
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     IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Corporation, does hereby execute this Certificate of Amendment of the Certificate of Incorporation this 18th day of August, 2005.

/s/ Jeffrey Ginsberg
Jeffrey Ginsberg
Chairman

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